EXHIBIT 10.1


                         CENTRE POINTE DISTRIBUTION PARK
                             BASIC LEASE INFORMATION
                             -----------------------



LANDLORD:                           CRESCENT RESOURCES, LLC
                                    400 South Tryon Street, Suite 1300 zip code
                                    28202
                                    P.O. Box 1003 zip code 28201-1003 Charlotte,
                                    North Carolina Attention: Director of
                                    Property Management

TENANT:                             HOT TOPIC, INC.
                                    Address:  18305 San Jose Avenue
                                    City of Industry, California 91748-1237
                                    Attention: Real Estate

LEASE EXECUTION
DATE:                               June 1, 2004

ADDRESS OF
PREMISES:                           6001 Reliance Drive (Street # to be verified
                                                         prior to Execution)
                                    LaVergne, Tennessee 37086

PREMISES:                           Approximately 300,000 gross square feet of
                                    space in the Building, of which
                                    approximately 17,000 square feet is office space and the balance is warehouse space.

BUILDING:                           That certain building known as Centre Pointe
                                    Building Six (6) to be constructed by
                                    Landlord in the Center which is located at 6001 Reliance Drive in the City of LaVergne,
                                    Tennessee, and located on that certain tract of land that is more particularly described on EXHIBIT A hereto (the "Land").

CENTER: That certain complex of land and buildings, including the Land and the Building, and designated by Landlord as "Centre Pointe Distribution Park", LaVergne, Tennessee.

TENANT OPERATIONS:                  General offices, warehousing, and
                                    distribution of men's and women's apparel, lingerie, swimwear, sleepwear, T-shirts, shoes; accessories to include but not be limited to hats, handbags, hosiery, hair goods, belts, beauty products, jewelry, watches, sunglasses; miscellaneous gift items to include, but not be limited to, stickers, posters, patches, calendars, buttons, books, magazines, paper goods, scented products; consumables (including candy and soda pop); compact discs, vinyl, tapes and videos; ear piercing; and other consumer products.

LEASE TERM:                         Ten (10) years commencing on the
                                    Commencement Date. The Lease Term is subject to extension to include any partial calendar month at the end of the Lease Term (as provided in the definition of Expiration
                                    Date set forth below).

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BENEFICIAL
OCCUPANCY DATE:                     Tenant will have limited occupancy on
                                    October 4, 2004, described as "Stage 1"
                                    below ("Beneficial Occupancy"). Landlord will deliver the Building to the Tenant in separate stages. Stage 1 (column lines 1 thru column line 7) will be delivered on or before October 4, 2004.

                                    Completion will require the following items to be constructed and complete (and for purposes of Stage 1, Beneficial Occupancy will require the following as to Stage 1):
                                    Floor slab poured (unless noted otherwise in the Lease), tilt-up concrete, exterior walls erected, structural steel erected, roof decking installed, roof insulation & roof membrane installed, ESFR sprinkler piping roughed-in, temporary lighting installed,
                                    (2) dock door openings with levelers &
                                    bumpers installed, paved access to the same
                                    (2) dock door openings and temporary
                                    electrical service available for the
                                    Tenant's use.

                                    (By December 1, 2004, the entire Building will be secure & lockable.)

LEASE
COMMENCEMENT
DATE: March 1, 2005, or such later date as same may be extended pursuant to PARAGRAPH 3 herein (herein, the "Commencement Date"). Further, the Commencement Date may be earlier as set forth in Paragraph 3(c) herein.

EXPIRATION                          DATE: The day immediately preceding the
                                    tenth (10th) anniversary of the Commencement
                                    Date. Provided, however, if the Commencement
                                    Date is any day other than the first day of a calendar month, the Expiration Date shall be extended automatically through the last day of the calendar month in which the tenth
                                    (10th) anniversary of the Commencement Date occurs. Additionally, the Expiration Date is subject to extension pursuant to PARAGRAPH 3 herein.

RENEWAL TERM:                       See Exhibit F

EXPANSION:                          See Exhibit H

OPTION TO PURCHASE:                 See Exhibit G.


BROKER:                             The Staubach Company
                                    (Agents: Chris Skibinski and Jeff Manley)


LANDLORD'S INITIALS:       /S/ PGE
                           -------

TENANT'S INITIALS:         /S/ EM
                           ------

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
                                                  TABLE OF CONTENTS

                                                                                                                PAGE
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
1.       DESCRIPTION OF PREMISES; PURPOSE.........................................................................1

2.       LEASE TERM...............................................................................................1

3.       CONSTRUCTION AND ACCEPTANCE OF PREMISES..................................................................1

4.       ANNUAL RENTAL............................................................................................2
        (a)     MINIMUM RENTAL....................................................................................2
        (b)     ANNUAL ADJUSTMENTS IN MINIMUM RENTAL..............................................................2
        (c)     TENANT'S PROPORTIONATE SHARE......................................................................3
                (1)      TENANT'S PROPORTIONATE  SHARE OF TAXES...................................................3
                (2)      TENANT'S PROPORTIONATE SHARE OF INSURANCE PREMIUMS.......................................3
                (3)      TENANT'S PROPORTIONATE SHARE OF COMMON AREA MAINTENANCE COSTS............................3
        (d)     PAYMENT OF TENANT'S PROPORTIONATE SHARE...........................................................3
        (e)     LATE CHARGE.......................................................................................4

5.       ALTERATIONS AND IMPROVEMENTS BY  TENANT..................................................................4

6.       USE OF PREMISES..........................................................................................4

7.       TAXES....................................................................................................5

8.       FIRE AND EXTENDED COVERAGE INSURANCE.....................................................................5

9.       LANDLORD'S LIMITED COVENANT TO REPAIR AND REPLACE........................................................5

10.      TENANT'S COVENANT TO REPAIR..............................................................................6

11.      TRADE FIXTURES AND EQUIPMENT; NON-LIABILITY FOR CERTAIN DAMAGES..........................................6

12.      UTILITIES................................................................................................7

13.      DAMAGE OR DESTRUCTION OF PREMISES........................................................................7

14.      MUTUAL WAIVER; WAIVER OF SUBROGATION.....................................................................7

15.      SIGNS AND ADVERTISING....................................................................................7

16.      INDEMNIFICATION, LIABILITY INSURANCE AND HAZARDOUS SUBSTANCES............................................8
        (a)     INDEMNIFICATION BY TENANT.........................................................................8
        (c)     LIABILITY INSURANCE...............................................................................8
        (d)     PRESENCE AND USE OF HAZARDOUS SUBSTANCES..........................................................8
        (e)     UNAUTHORIZED RELEASES OF HAZARDOUS SUBSTANCES; CLEANUP COSTS; DEFAULT AND INDEMNIFICATION.........9

17.      LANDLORD'S RIGHT OF ENTRY...............................................................................10

18.      EMINENT DOMAIN..........................................................................................10

                                                         i
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19.      EVENTS OF DEFAULT AND LANDLORD'S REMEDIES...............................................................10

20.      SUBORDINATION...........................................................................................11

21.      ASSIGNING AND SUBLETTING................................................................................11

22.      COVENANT OF QUIET ENJOYMENT.............................................................................12

23.      ESTOPPEL CERTIFICATES...................................................................................12

24.      PROTECTION AGAINST LIENS................................................................................12

25.      FORCE MAJEURE...........................................................................................12

26.      NONWAIVER...............................................................................................12

27.      LANDLORD LIABILITY......................................................................................13

28.      HOLDING OVER; ABANDONMENT...............................................................................13

29.      NOTICES.................................................................................................13

30.      MISCELLANEOUS...........................................................................................13
        (a)     RULES AND REGULATIONS............................................................................13
        (b)     EVIDENCE OF AUTHORITY............................................................................13
        (c)     NATURE AND EXTENT OF AGREEMENT...................................................................14
        (d)     SEVERABILITY.....................................................................................14
        (e)     BINDING EFFECT...................................................................................14
        (f)     CAPTIONS AND HEADINGS............................................................................14
        (h)     LEASE REVIEW.....................................................................................14
        (i)     BROKERAGE........................................................................................14
        (j)     MEMORANDUM OF LEASE..............................................................................14
        (l)     SURVIVAL OF OBLIGATIONS..........................................................................14
        (m)     CONFIDENTIALITY..................................................................................15
        (n)     ATTORNEYS' FEES..................................................................................15
        (o)     TIME OF PERFORMANCE..............................................................................15
        (p)     REAL ESTATE INVESTMENT TRUST.....................................................................15

Exhibit A - Legal Description
Exhibit B - Building Plans and Designation of Premises (5 sections)

Exhibit C - Workletter
Exhibit D - Rules and Regulations
Exhibit E - Rent Schedule
Exhibit F - Renewal Terms
Exhibit F-1 - Arbitration of Renewal Term Rent
Exhibit G - Option to Purchase
Exhibit H - Expansion Option
Exhibit H-1 - Right of First Offer

                                                         ii

         THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the Lease Execution Date by and between

                           CRESCENT RESOURCES, LLC,
                           A Georgia limited liability company,

hereinafter called "Landlord"; and

                           Hot Topic, Inc,
                           a California corporation

hereinafter called "Tenant";


                              W I T N E S S E T H:
                              --------------------


         In consideration of the mutual covenants and agreements contained herein, the parties agree for themselves, their successors, and assigns, as follows:

(The provisions of the Basic Lease Information are hereby incorporated into and made a part of this Lease, provided in the event of any inconsistency the terms used in this Lease shall govern. Capitalized terms used in this Lease and not otherwise defined shall have the meanings ascribed to them in the Basic Lease Information (e.g., the headings of the Basic Lease Information).)

         1. DESCRIPTION OF PREMISES; PURPOSE. Landlord hereby leases to Tenant, and Tenant hereby accepts and rents from Landlord, the Premises located in the Building (as those terms are defined in the Basic Lease Information), together with the exclusive right to use all parking areas, driveways, sidewalks and other common facilities furnished by Landlord from time to time in the Building or on the Land for the common use of tenants in the Building. Provided however, in the event Tenant fails to exercise its Expansion Option and Landlord constructs additional space on the Expansion Premises for an adjoining tenant, Tenant's parking rights shall become exclusive only as to a minimum of 200 spaces adjacent to the Premises (although it is understood that Landlord may, consistent with the foregoing, build over or move some parking spaces to accommodate expansion of the Building contemplated hereby) and nonexclusive as to remaining spaces. The Premises and Building shall be as described in the documentation, collectively, attached as EXHIBIT B. Tenant shall use the Premises with respect to its Tenant Operations only and for no other purpose.

         2. LEASE TERM. The term of this Lease (the "Lease Term") shall commence on the Commencement Date and shall end at midnight on the Expiration Date. As used herein, the term "Lease Year" shall mean each year of the Lease Term commencing on the Commencement Date, or any anniversary thereof, and ending at the expiration of twelve (12) months thereafter. In the event the Commencement Date is any day other than the first day of a calendar month, there will be a partial Lease Year at the end of the Lease Term (which partial Lease Year shall consist of a partial calendar month).

         3. CONSTRUCTION AND ACCEPTANCE OF PREMISES.

         (a) Landlord shall proceed with reasonable diligence to construct the Building and improvements upon the Premises in compliance with EXHIBIT C attached hereto, with such minor and reasonable variations as Landlord may deem advisable, and shall tender the Premises to Tenant. The Premises shall be deemed to be "Ready for Occupancy" when Landlord has substantially completed the work as described in Exhibit C and consistent herewith, and has obtained and delivered an appropriate Certificate of Occupancy. The Commencement date shall be determined as set forth in Paragraph 3(c) below. After the Commencement Date has been delayed for sixty (60) days beyond March 1, 2005 for reasons other than Force Majeure Matters and Tenant Delay Factors (which shall mean delays caused by Tenant and Tenant's agents, employees, contractors, subcontractors or licensees, including, without limitation, change orders requested by Tenant relative to the Description of Landlord's Work), the Annual Rental shall be abated (i.e.. accrued as a credit against amounts later payable as Annual Rental) at the rate of $3,200.00 for each day the Commencement Date is so delayed beyond said sixty (60) day period. After the Commencement Date has been delayed for one hundred eighty (180) days beyond March 1, 2005 for reasons other than Force Majeure Matters and Tenant Delay Factors, or for two hundred seventy
(270) days for any reason other than Tenant Delay Factors, Tenant may, at its option, terminate this Lease by written notice to Landlord delivered within thirty (30) days following the expiration of such respective period, in which event neither party shall have any further liabilities or obligations hereunder, except Landlord shall repay to Tenant any prepaid rent or security deposit previously given and all indemnification obligations herein shall survive such termination. Time is of the essence relative to Tenant's right to terminate this Lease pursuant to this PARAGRAPH 3(A). By accepting possession of the Premises, Tenant shall be deemed to have accepted the same and to have acknowledged that the same fully comply with Landlord's covenants and obligations hereunder; subject to representations and warranties of Landlord herein and in exhibits hereto and workletters executed in connection herewith.

                  (b) If any Tenant Work is specified in EXHIBIT C, Tenant agrees to proceed with due diligence to perform the work as described in EXHIBIT C, all of such work to be performed in a good and workmanlike manner, using new materials, in accordance with EXHIBIT C, and to install Tenant's fixtures, furniture and equipment in the Premises. Any Tenant Work or any other work in or with respect to the Premises performed by Tenant in the future causing venting, opening, sealing, waterproofing or any altering of the roof of the Building shall be performed by Landlord's roofing contractor at Tenant's expense provided the rates, quality and availability are reasonably acceptable to Tenant. Tenant shall provide Landlord with a certificate from Landlord's roofing contractor that all such work causing venting, opening, sealing, waterproofing or in any way altering the roof of the Building has been performed properly. Tenant hereby holds Landlord harmless from any damage to the Premises resulting, directly or indirectly, from Tenant's venting, opening, sealing, waterproofing or in any other way altering the roof of the Building unless such a certificate from Landlord's roofing contractor was delivered (unless it is unreasonably withheld by Landlord's contractor) to Landlord contemporaneously with the completion of such work.

                  (c) In the event the Premises shall be Ready for Occupancy (as defined in PARAGRAPH 3(A) herein) prior to the Commencement Date that is set forth in the Basic Lease Information, the Commencement Date shall be the earlier of (i) the date that is set forth as the Commencement Date in the Basic Lease Information or (ii) the date that Tenant commences product distribution from the Premises. In the event of a delay in the completion of Landlord's Work beyond March 1, 2005, the term "Commencement Date" herein shall automatically be modified to become the actual date the Premises shall become Ready for Occupancy (following reasonable notice) and the Expiration Date shall automatically be modified on a consistent basis (i.e., to afford the full Lease Term, as defined in the Basic Lease Information). Provided, however, and notwithstanding the foregoing terms and provisions to the contrary, to the extent the Premises are not Ready for Occupancy on or before the Commencement Date set forth in the Basic Lease Information as a result of one or more Tenant Delay Factors, the Commencement Date and the Expiration Date that are set forth in the Basic Lease Information (and Tenant's obligation to pay Annual Rent hereunder) are not to be adjusted.

         (d) In the event Landlord fails to deliver Beneficial Occupancy by October 4, 2004, except to the extent such failure is the result of Force Majeure Matters and/or Tenant Delay Factors, the Annual Rental shall be abated (i.e.. accrued as a credit against amounts later payable as Annual Rental) at the rate of $3,200.00 for each day of delay in so delivering Beneficial Occupancy.

         4. ANNUAL RENTAL. During the full Lease Term, Tenant shall pay to Landlord, without notice, demand, reduction, setoff or any defense (except as provided herein), a total annual rental (the "Annual Rental") consisting of the sum total of the Minimum Rental and Tenant's Proportionate Share (as said terms are defined herein). If the Commencement Date is a date other than the first day of a calendar month and/or the Expiration Date is a date other than the last day of a calendar month, the Annual Rental shall be prorated daily and paid in advance on the Commencement Date and/or the first day of the calendar month in which the Expiration Date occurs.

                  (a) MINIMUM RENTAL. Tenant shall pay annually a minimum rental (the "Minimum Rental") as shown on Exhibit E payable in equal monthly installments as set forth in Exhibit E each in advance on or before the first day of each calendar month during the Lease Term.

                  (b) ANNUAL ADJUSTMENTS IN MINIMUM RENTAL. Minimum Rental payable hereunder shall be adjusted pursuant to EXHIBIT E.

                  (c) TENANT'S PROPORTIONATE SHARE. "Tenant's Proportionate Share" of the taxes, of the insurance premiums and of common area maintenance costs (including any assessment by a property owner's association), as described herein, shall be determined by multiplying each such amount by a fraction, which fraction in each case is described below.

                           (1) TENANT'S PROPORTIONATE SHARE OF TAXES. Tenant
shall pay an amount equal to Tenant's Proportionate Share of any ad valorem taxes (or any tax hereafter imposed in lieu thereof) payable for the Building and Land relative to the Lease Term. Tenant's Proportionate Share of taxes shall be paid as provided in PARAGRAPH 4(D) herein. Anything contained herein to the contrary notwithstanding, any increase in ad valorem taxes on the Premises as a result of alterations, additions or improvements made by, for or on account of Tenant shall be reimbursed entirely by Tenant to Landlord (as additional rent hereunder) within thirty (30) days after Tenant's receipt of written demand therefor. The applicable fraction for such taxes shall be the total rentable square feet of the Premises as to the total rentable square feet of the Building.

                           (2) TENANT'S PROPORTIONATE SHARE OF INSURANCE
PREMIUMS. Tenant shall pay an amount equal to Tenant's Proportionate Share of any amount of premiums charged for fire and extended coverage, together with all endorsements thereto, carried by Landlord on the Building relative to the Lease Term. Tenant's Proportionate Share of insurance premiums shall be paid as provided in PARAGRAPH 4(D) herein. The applicable fraction in this case shall be the total rentable square feet of the Premises as to the total rentable square feet of the Building.

                           (3) TENANT'S PROPORTIONATE SHARE OF COMMON AREA
MAINTENANCE COSTS. Tenant shall pay an amount equal to Tenant's Proportionate Share of the costs of maintaining the Building's common areas (as designated from time to time by Landlord for the common use of tenants of the Building) relative to the Lease Term. Common area maintenance costs shall include, but are not limited to, the cost of grass mowing, shrub care and general landscaping; the cost of repairing, replacing and maintaining parking areas, driveways, sidewalks, exterior lighting, common plumbing, common advertising signs and other facilities operated with respect to the Building; the cost of providing security for the Building and the Land; the cost of providing fire alarm monitoring for the Building; and property management fees and expenses (provided the parties agree property management fees and expenses shall not be increased more than four percent (4%) per calendar year). Tenant's Proportionate Share of common area maintenance costs shall be paid as provided in PARAGRAPH 4(D) herein. Landlord shall use good faith efforts to keep the operating and maintenance costs in line with costs for other similarly situated first class centers. Tenant, at its expense, shall provide its own garbage collection, recycling and disposal provided however, Landlord shall provide sufficient power hookups for installation and maintenance of one baler and trash compactor. For purposes of this paragraph, the applicable fraction for the common area maintenance costs attributable to the Building's common areas shall be the total rentable square feet of the Premises as to the total rentable square feet of the Building.

                  (d) PAYMENT OF TENANT'S PROPORTIONATE SHARE. The estimated amounts of Tenant's Proportionate Share for taxes, insurance premiums and common area maintenance costs for the partial Lease Year ending December 31 of the calendar year in which the Commencement Date (i.e., the Commencement Date that is set forth in the Basic Lease Information) falls shall be set forth in a notice to be given by Landlord to Tenant prior to the Commencement Date. For each succeeding calendar year during the Lease Term, Landlord shall submit a good faith estimate of Tenant's Proportionate Share for taxes, insurance premiums and common area maintenance costs on or before April 1 of each such succeeding calendar year. If an estimate of Tenant's Proportionate Share of expenses for any calendar year during the Lease Term has not been submitted on or before the first day of any month in such calendar year, Tenant shall pay Tenant's Proportionate Share for such month(s) at the estimated rate for the previous calendar year, and such payment(s) shall be adjusted effective as of January 1 of such calendar year at such time as the estimate for such calendar year is submitted, at which time the deficiency or overage (as the case may be) in the estimated payments for the preceding months in such calendar year also shall be collected or credited (as the case may be). Landlord shall charge, and Tenant shall pay, the estimated Tenant's Proportionate Share of expenses on a monthly basis, payable in advance and subject to adjustment after the end of the respective calendar year on the basis of the actual costs incurred for such calendar year. Tenant's Proportionate Share of estimated taxes, insurance premiums and common area maintenance costs shall be paid in a like manner, with the monthly rental installments being adjusted accordingly. In the event such costs actually decrease for any such calendar year, Landlord shall reimburse Tenant for any overage paid and the monthly rental installments for the next period shall be reduced accordingly (but in no event below the then-current Minimum Rental). Upon the Expiration Date of this Lease, Landlord may elect to either (i) require Tenant to pay any unpaid estimated Tenant's Proportionate Share within thirty (30) days after the Expiration Date, which estimate shall be made by Landlord based upon actual and estimated costs for such year, or (ii) elect to withhold Tenant's Security Deposit until the exact amount of Tenant's Proportionate Share shall have been determined and paid, after which Landlord shall return any excess Security Deposit to Tenant. With respect to the taxes, insurance premiums and common area maintenance costs referenced above, Landlord shall maintain reasonable books and records providing documentation thereof. Tenant, at Tenant's sole cost and expense, and after giving Landlord reasonable advance notice may cause an examination to be made of such books and records (but not more than once a year). If it discloses an error in calculation of the billings to Tenant (in examination of which the parties shall with reasonable good faith consider and agree upon), Tenant shall promptly pay any underpayment and Landlord shall promptly pay any overpayment, whichever the case may be, and if there has been an overpayment of more than 5%, Landlord shall reimburse Tenant for the reasonable cost of such examination.

                  (e) LATE CHARGE. If Tenant should fail more than twice in any calendar year to pay to Landlord when due any installment of Annual Rental or other sum to be paid hereunder, Tenant shall pay Landlord within ten (10) days on demand a late charge of four percent (4%) of the amount due. Failure to pay such late charge within ten (10) days following demand therefore shall be an Event of Default (as defined herein) hereunder. Provision for such late charge shall be in addition to all other rights and remedies available to Landlord hereunder or at law or in equity and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner; and such late charge shall accrue automatically, regardless of whether Landlord shall have given Tenant written notice of any such delay in payment.

         5. ALTERATIONS AND IMPROVEMENTS BY TENANT. Any (i) structural changes or (ii) other material alterations, additions, or improvements made to the Premises by Tenant to the extent exceeding $25,000 in a particular case, shall be subject to the prior written consent of Landlord and shall be at the sole cost and expense of Tenant. All such alterations, additions or improvements shall be constructed in a good and workmanlike manner, using new materials, in accordance with plans and specifications approved by Landlord and in compliance with the term of PARAGRAPH 3(B) herein and all Applicable Laws. As used herein, "Applicable Laws" shall mean all material laws, ordinances (including Fire and Building Codes), regulations, orders, interpretations and zoning requirements of any governmental authority, agency or other public or private regulatory authority (including insurance underwriters or rating bureaus) which may be in effect from time to time and relating to the Tenant Operations, the Premises or Tenant's business conducted therein. Additionally, Tenant covenants and agrees that no improvements, changes, alterations, additions, maintenance or repairs shall be made by Tenant to the Premises which impair the structural soundness of the Building, which result in an overload of the weight capacity of floors in the Building, which result in an overload of capacity of electric lines serving the Building, or which interfere with electric or electronic equipment in the Building or on any adjacent or nearby property. Upon the expiration or earlier termination of this Lease, other than with respect to the improvements made in accordance with Exhibit C, or structural changes approved by Landlord in accordance with the above provisions (for which Landlord and Tenant shall reasonably determine at the time of approval the appropriate treatment upon termination of the lease), all alterations, additions or improvements, including, without limitation, all walls, railings, carpeting, floor and wall coverings and other permanent real estate fixtures (excluding, however, Tenant's trade fixtures and equipment, as described in PARAGRAPH 11 herein) made by, for, or at the direction of Tenant, and upon the reasonable election of Landlord, shall either: (i) become the property of Landlord and remain upon the Premises or (ii) be removed from the Premises by Tenant, at Tenant's sole cost and expense.

         6. USE OF PREMISES. Tenant shall use the Premises only for the Tenant Operations and for no other purpose and shall comply with all Applicable Laws in connection with the use of the Premises. Tenant shall be responsible for any and all costs and expenses associated with Tenant's compliance with all Applicable Laws, including the cost of altering the Tenant Improvements to comply with Applicable Laws (including changes therein from time to time). Without limiting the generality of the foregoing, Tenant shall be responsible, at Tenant's expense, for all costs of complying with the requirements of the Americans With Disabilities Act (as amended) (the "ADA"), including costs for alterations, (i) relative to the Premises and, (ii) to the extent such compliance is required as a result of the specific use made by Tenant of the Premises, relative to the exterior and common areas and facilities of the Building. Landlord shall be responsible for complying with the requirements of the ADA relative to the exterior and common areas and facilities of the Building in all instances other than where such compliance is required as a result of the specific use made of space in the Building by any tenant in the Building. Additionally, Tenant covenants and agrees that nothing shall be done or kept in the Premises which result in an overload of the weight capacity of floors in the Building, which result in an overload of capacity of electric lines serving the Building, or which interfere with electric or electronic equipment in the Building or on any adjacent or nearby property. Tenant shall not do any act or follow any practice relating to the Premises which shall constitute a nuisance. If, within thirty
(30) days of demand therefor by Landlord, Tenant fails, at its expense, to make any alterations required to be made by Tenant pursuant to this paragraph, then Landlord shall have the right to make such alterations (including any entry required in the Premises to make such alterations), and Tenant shall pay to Landlord (as additional rent hereunder) all costs and expenses reasonably incurred by Landlord relative to such alterations; and such additional rent shall be paid by Tenant to Landlord within thirty (30) days after demand therefor by Landlord. Additionally, Tenant shall save Landlord harmless from any penalties, fines, costs, expenses or damages resulting from Tenant's failure to comply with the terms and requirements of this paragraph.

         7. TAXES. Tenant shall pay in a timely manner and prior to delinquency any taxes or assessments of any nature imposed or assessed upon its trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant. Landlord shall pay all ad valorem property taxes which are now or hereafter assessed upon the Center, the Building and the Premises, except as otherwise expressly provided in this Lease.

         8. FIRE AND EXTENDED COVERAGE INSURANCE. Landlord shall maintain and pay for fire insurance, with extended coverage, covering the replacement value of the Building exclusive of coinsurance. Provided, however, if Tenant uses the Premises for any purpose or in any manner which causes an increase in Landlord's insurance rates, Tenant shall pay such additional insurance premium (in addition to all other payments due under this Lease) to Landlord as additional rent within thirty (30) days after demand from Landlord. Tenant shall maintain and pay for all fire and extended coverage insurance on its contents in the Premises, including trade fixtures, equipment, machinery, merchandise or other personal property belonging to or in the custody of Tenant.

         9. LANDLORD'S LIMITED COVENANT TO REPAIR AND REPLACE.

                  (a) During the Lease Term, Landlord shall be responsible for repairs or replacements to the roof, exterior walls and structural members, including foundation and subflooring of the Premises (except office fronts, plate glass windows, doors, door closure devices, window and door frames, nailing, locks and hardware and painting or other treatment of interior walls), and underground utility lines that are not the responsibility of the respective utility provider. Landlord's efforts to repair and replace pursuant to this paragraph shall be made within a reasonable time after written notice from Tenant of the need for such repair or replacement to be made (exclusive of repairs and replacements necessitated by an "Event of Tenant Misconduct," as defined in PARAGRAPH 16(A) herein). If Landlord cannot, using due diligence, complete its repairs and replacements within sixty (60) days after written notice from Tenant and if the resulting condition renders a material portion of the Premises untenantable for the Tenant Operations, then, following the expiration of such sixty (60) day period and continuing until such time as the repair or replacement is completed (or is completed sufficiently so as to not render a material portion of the Premises untenantable for the Tenant Operations), Tenant may terminate this Lease effective upon thirty (30) days prior written notice, without prejudice to Landlord's rights to receive payment from Tenant for uninsured damages caused directly or indirectly by Tenant as stated below. If the cause of such repairs or replacements is the result of an Event of Tenant Misconduct, then Tenant shall not be entitled to terminate this Lease pursuant to this paragraph, and Tenant shall pay Landlord the full amount of such cost, damage, and expense (except as otherwise provided in PARAGRAPH 14 herein). Furthermore, in the event Landlord diligently pursues the completion of the required repairs and replacements during the sixty (60) day period provided above but is unable to complete such repairs and replacements prior to the expiration of such period, such sixty (60) day period shall be extended for all purposes under this paragraph (including Tenant's termination right) for such additional, reasonable period of time (not to exceed thirty (30) days) as is necessary to allow Landlord to complete such repair or replacement (provided Landlord must continue to pursue the completion of such repair or replacement in a diligent manner). Landlord's duty to repair or replace as prescribed in this paragraph shall be Tenant's sole remedy and shall be in lieu of all other warranties or guaranties of Landlord, express or implied, except as set forth herein or any Exhibit hereto or workletter executed in connection herewith. Furthermore, the terms of this PARAGRAPH A shall have no application to casualty events and exercises of the power of eminent domain that affect the Building or the Land, which shall be governed by the terms and provisions in PARAGRAPH 13 herein and PARAGRAPH 18 herein, respectively.

                  (b) In addition to and notwithstanding the provisions above, if any repairs required to be made by Landlord hereunder are not made within sixty (60) days after written notice delivered to Landlord by Tenant (provided no advance written notice shall be required in cases of emergency), Tenant may, at its option, make necessary repairs described above, and Landlord shall reimburse reasonable expenses of Tenant in connection therewith. If Landlord diligently pursues the completion of required repairs or replacements during the sixty (60) day period provided above but is unable to complete such repairs and replacements prior to the end of such period, such period shall be extended for all purposes of this paragraph (including applicable termination rights) for such additional, reasonable period of time (not to exceed 30 days) as is necessary to allow Landlord to complete such repair or replacement (provided Landlord must continue to pursue the completion of such repair or replacement in a diligent manner).

         10. TENANT'S COVENANT TO REPAIR.

                  (a) Tenant shall be responsible for the repair, replacement and maintenance in good order and condition of all parts and components of the Premises, other than those specified for maintenance by Landlord herein, including, without limitation, the plumbing, wiring, electrical system, heating system, air conditioning system, glass and plate glass, equipment and machinery constituting fixtures located within the Premises and shall keep all plumbing units, pipes and connections free from obstruction and protected against ice and freezing. At the end of the Lease Term, Tenant shall return the Premises to Landlord in as good of a condition as existed at the time all of the Landlord's Work and all of the Tenant's Work (if any) was completed pursuant to PARAGRAPH 3 herein, excepting only normal wear and tear, acts of God and repairs required to be made by Landlord hereunder. Tenant's duty to maintain the heating and air conditioning system serving the Premises shall specifically include the duty to inspect the system, to replace filters as recommended and to perform other recommended periodic servicing. During the entire Lease Term, Tenant shall obtain and maintain a service contract with an independent maintenance contractor reasonably satisfactory to Landlord to provide such service for the heating and air conditioning system. The service contract must include all services suggested by the applicable equipment manufacturer(s) in the operation and maintenance manual(s) and must become effective on the Commencement Date.

                  (b) In addition to and notwithstanding the provisions above, if any repairs required to be made by Tenant hereunder are not made within sixty

(60) days after written notice delivered to Tenant by Landlord (provided no advance written notice shall be required in cases of emergency), Landlord may, at its option make necessary repairs described above, and Tenant shall reimburse reasonable expenses of Landlord in connection therewith. If Tenant diligently pursues the completion of required repairs or replacements during the sixty (60) day period provided above but is unable to complete such repairs and replacements prior to the end of such period, such period shall be extended for all purposes of this paragraph (including applicable termination rights) for such additional, reasonable period of time (not to exceed 30 days) as is necessary to allow Tenant to complete such repair or replacement in a diligent manner).

         11. TRADE FIXTURES AND EQUIPMENT; NON-LIABILITY FOR CERTAIN DAMAGES.

                  (a) Except as otherwise provided herein, any trade fixtures and equipment installed in the Premises at Tenant's expense (including using any allocated tenant improvement allowance) shall remain Tenant's personal property, and Tenant shall have the right at any time during the Lease Term to remove such fixtures and equipment provided Tenant makes reasonable repairs to and/or restoration of the Premises, ordinary wear and tear and acts of God alone excepted. Any trade fixtures and equipment not removed by Tenant at the expiration or an earlier termination of this Lease shall, at Landlord's reasonable option, either: (i) become the property of Landlord or (ii) be removed by Landlord, at Tenant's expense.

                  (b) Except as provided herein, neither party shall be liable to the other for any injury to person or damage to property caused by the Premises becoming out of repair or by defect in or failure of equipment, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Premises, nor shall either party be liable to the other for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Center or of any other persons or entities whomsoever, excepting only duly authorized employees and agents of the party. Landlord shall not be liable to Tenant for any compensation, damages or reduction of rent by reason of inconvenience or annoyance or loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes authorized in this Lease or for repairing the Premises provided Landlord's activities are conducted in a reasonable manner so as to minimize any disruption to Tenant's occupancy.

         12. UTILITIES. Tenant shall pay in a timely manner and prior to delinquency for all utilities or services related to its use of the Premises, including electricity, gas, heat, sewer, water, telephone and janitorial services. Landlord shall not be responsible for the stoppage or interruption of utilities services, other than as required by its limited covenant to repair and replace set forth herein.

         13. DAMAGE OR DESTRUCTION OF PREMISES. If the Building is so damaged by fire or other casualty that substantial alteration or reconstruction to greater than 50% of the Building shall be required (whether or not the Premises shall have been damaged by such casualty) or in the event any mortgagee of Landlord should require that all or any substantial portion of the insurance proceeds payable as a result of a casualty amounting to greater than 50% of the fair market value of the Building be applied to the payment of the underlying mortgage debt, Landlord or Tenant may, at its reasonable option, terminate this Lease by notifying the other in writing of such termination within sixty (60) days after the date the casualty event occurs. If the Premises are damaged by fire or other casualty but are not rendered untenantable for Tenant's business, either in whole or in part, and if either party does not terminate this Lease pursuant to the immediately preceding sentence, Landlord shall cause such damage to be repaired without unreasonable delay and the Annual Rental shall not be abated. If by reason of such casualty, the Premises are rendered untenantable for Tenant's business, either in whole or in part, and either party does not terminate this Lease as provided in the first sentence above in this PARAGRAPH 13, Landlord shall cause the damage to be repaired or replaced without unreasonable delay, and in the interim, the Annual Rental shall be equitably reduced as appropriate. Any such abatement of rent shall not, however, create an extension of the Lease Term. Provided, however, if by reason of such casualty, the Premises are rendered substantially untenantable, and Landlord fails to give Tenant reasonable assurances that the amount of time required to repair the damage, using due diligence, shall not exceed two hundred ten (210) days from the date the casualty event occurs, then either party shall have the right to terminate this Lease by giving written notice of termination within sixty (60) days after the date the casualty event occurs. Notwithstanding the other provisions of this PARAGRAPH 13, in the event there is a casualty loss to the Premises to the extent of fifty percent (50%) or more of the replacement value during the last Lease Year of the Lease Term, including any extended Lease Term that has then been exercised by Tenant, either party may, at its option, terminate this Lease by giving written notice within sixty (60) days after the date the casualty event occurs; and, in such case, rent shall abate as of the date of the occurrence of such casualty. Except as provided herein, there shall be no obligation of Landlord to rebuild or repair in case of fire or other casualty, and no termination under this PARAGRAPH 13 shall affect any rights of Landlord or Tenant hereunder because of prior defaults of the other party. Tenant shall give Landlord immediate notice of any fire or other casualty in the Premises.

         14. MUTUAL WAIVER; WAIVER OF SUBROGATION. The parties mutually release and waive unto the other, all rights to claim damages, costs or expenses for any injury to persons (including death) or property caused by a casualty of any type whatsoever in, on or about the Premises, the Building or the Center to the extent of such damages, costs or expenses has been paid to such damaged party under the terms of any policy of insurance. All insurance policies carried with respect to this Lease, if permitted under applicable law, shall contain a provision whereby the insurer waives prior to loss all rights of subrogation against either Landlord or Tenant (as the case may be).

         15. SIGNS AND ADVERTISING. In order to provide architectural control for the Center, Tenant may install, at Tenant's expense, only such exterior signs, marquees, billboards, outside lighting fixtures and/or other decorations on the Premises as shall have been approved in advance and in writing by Landlord which approval shall not be unreasonably withheld. The care and maintenance of all such approved signs shall be the sole responsibility of Tenant. Landlord shall have the right to remove any such sign or other decoration and fully restore the exterior of the Premises at the cost and expense of Tenant if any such exterior work is done without Landlord's prior written approval. Upon the expiration or earlier termination of this Lease, Tenant shall remove any such sign or decoration and fully restore the exterior of the Premises, at Tenant's sole cost and expense

         16. INDEMNIFICATION, LIABILITY INSURANCE AND HAZARDOUS SUBSTANCES.

                  (a) INDEMNIFICATION BY THE PARTIES. Each party shall indemnify and save the other harmless against any and all claims, suits, demands, actions, fines, damages and liabilities and all costs and expenses thereof (including, without limitation, reasonable attorneys' fees) arising out of injury to persons (including death) or property occurring in, on or about, or arising out of, the Premises, the Building or other areas in the Center if caused by or occasioned wholly or in part by any willful or negligent act or omission of the such party, its agents, subtenants, licensees, invitees, contractors, subcontractors or employees (collectively, an "Event of Tenant Misconduct as to Tenant"). Each party shall give the other immediate written notice of any such happening causing injury to persons or property which would be the subject of their indemnification.

                  (b) Intentionally Deleted.

                  (c) LIABILITY INSURANCE. At all times during the Lease Term, Tenant shall, at its own expense, keep in force comprehensive public liability insurance in such amounts and with such companies as shall, from time to time, be reasonably acceptable to Landlord (and to any mortgagee having a mortgage interest in the Premises) and naming Landlord as an additional insured. The amounts of such coverage, until changed at Landlord's reasonable request, shall be $1,000,000.00 with respect to bodily injury or death of one person as a result of any one accident and $500,000.00 with respect to damage to property. Tenant shall first furnish to Landlord a copy of the required policy or certificate of insurance, evidencing the required coverage and naming Landlord as an additional insured under such policy, prior to the Commencement Date and thereafter prior to each policy renewal date. Such policy also shall include contractual liability coverage, to the extent insurable, for the performance by Tenant of the indemnity obligations of Tenant under this Lease and such policy shall contain a provision whereby the insurer is not allowed to cancel, fail to renew or materially change the coverage without first giving thirty (30) days written notice to Landlord.

                  (d) PRESENCE AND USE OF HAZARDOUS SUBSTANCES. Tenant shall not, without Landlord's prior written consent, keep on or around the Premises, the common areas or facilities in or relating to the Building, the Land, or the Center, for use, disposal, treatment, generation, storage or sale, any substances designated as, or containing components designated as, hazardous, dangerous, toxic or harmful, and/or any substance that is subject to regulation by any then-current federal, state or local law, statute or ordinance and the rules and regulations implementing them, including, but not limited to, the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 ET SEQ.); the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 ET SEQ.); the Clean Water Act (33 U.S.C. ss. 1251 ET SEQ.); the Clean Air Act (42 U.S.C. ss. 7401 ET SEQ.); and the Toxic Substances Control Act (15 U.S.C. ss. 2601 ET SEQ.) (such substances being herein collectively referred to as "Hazardous Substances"). With respect to any Hazardous Substance brought to or kept at the Premises by Tenant, Tenant shall:

                           (1) Comply promptly, timely and completely with all
governmental requirements for reporting, keeping and submitting manifests and obtaining and keeping current identification numbers;

                           (2) Submit to Landlord true and correct copies of all
reports, manifests and identification numbers at the same time as they are required to be and/or are submitted to the appropriate governmental authorities;

                           (3) Within five (5) days of Landlord's request from
time to time, submit written reports to Landlord regarding Tenant's use, storage, treatment, transportation, generation, disposal or sale of Hazardous Substances and provide evidence satisfactory to Landlord of Tenant's compliance with the applicable governmental laws, statutes, ordinances, rules, regulations and requirements;

                           (4) Allow Landlord or Landlord's agent or
representative to enter the Premises at all times to check Tenant's compliance with all applicable governmental laws, statutes, ordinances, rules, regulations and requirements regarding Hazardous Substances;

                           (5) Comply with minimum levels, standards or other
performance standards or requirements which may be set forth or established for certain Hazardous Substances; and if minimum standards or levels are applicable to Hazardous Substances present on the Premises, such standards or levels shall be established and documented by an on-site inspection by the appropriate governmental authorities and shall be set forth in an addendum to this Lease;

                           (6) Comply with all applicable governmental laws,
statutes, ordinances, rules, regulations and requirements regarding the proper and lawful use, sale, transportation, generation, treatment and disposal of such Hazardous Substances; and

                           (7) Pay to Landlord upon demand as additional rent
any and all reasonable costs incurred by Landlord and associated with Landlord's inspection of the Premises and Landlord's monitoring of Tenant's compliance with this PARAGRAPH 16(D), including Landlord's attorneys' fees and costs.

The terms and provisions in this PARAGRAPH 16(D) shall survive the expiration of the Lease Term or the earlier termination of this Lease.

                  (e) UNAUTHORIZED RELEASES OF HAZARDOUS SUBSTANCES; CLEANUP COSTS; DEFAULT AND INDEMNIFICATION.

                           (1) Tenant shall give prompt written notice to
Landlord of any release, spill, discharge or threatened discharge of any Hazardous Substance on or at the Premises, the common areas or facilities in or relating to the Building, the Land, the Center, or the surrounding environment, which release, spill, discharge or threatened discharge was not made pursuant to or in conformance with the terms of any permit or license issued to Tenant by the appropriate governmental authority. Such notice shall include a description of measures taken or proposed to be taken by Tenant to contain and/or remedy the release, spill, discharge or threatened discharge and any resultant damage to property, persons, the Premises, the common areas or facilities in or relating to the Building, the Land, the Center, and/or the surrounding environment. Tenant also shall give immediate written notice to Landlord of any private or governmental investigation relating to Hazardous Substances on or about the Premises.

                           (2) At Tenant's own expense, Tenant shall promptly
take all steps necessary to contain and remedy any release, spill, discharge or threatened discharge of Hazardous Substances on or at the Premises, the common areas or facilities in or relating to the Building, the Land, the Center, or the surrounding environment, and all resultant damage or injury to property, persons, and the environment resulting from Tenant's activities. Landlord shall have the right, but not the obligation, to participate in and approve any environmental assessment or remedial cleanup plan for the Premises, the common areas or facilities in or relating to the Building, the Land and the Center. Tenant, its employees, agents and contractors shall fully cooperate with any and all federal, state and local governmental officials having jurisdiction over the Premises in resolving or addressing any situation involving the presence of Hazardous Substances on or about the Premises.

                           (3) Tenant shall be fully and completely liable to
Landlord for any and all cleanup costs and any and all other charges, fees, and penalties (civil and criminal) imposed by any governmental authority with respect to Tenant's use, generation, handling, storage, containment, disposal, transportation, and/or sale of Hazardous Substances.

                           (4) Tenant shall indemnify, defend and save Landlord
harmless from any and all of the costs, fees, penalties and charges assessed against or imposed upon Landlord (as well as Landlord's attorneys' fees and costs) as a result of Tenant's use, generation, handling, storage, containment, disposal, transportation, and/or sale of Hazardous Substances.

                           (5) Upon Tenant's default under PARAGRAPH 16(D)
herein or this PARAGRAPH 16(E) and in addition to the rights and remedies set forth elsewhere in this Lease, Landlord shall be entitled to the following rights and remedies:

                                    (A) At Landlord's option, to terminate this
Lease immediately; and

                                    (B) To recover any and all damages
associated with the default, including, but not limited to, cleanup costs and charges, civil and criminal penalties and fees, all liability to third parties, and Landlord's attorneys' fees and costs.

and

                                    (C) With respect to the Premises and Center,
Landlord warrants and represents to Tenant that Landlord has not disposed of nor placed thereon any Hazardous Substances. Further, Landlord has no knowledge of the presence of any Hazardous Substances on the Premises or Center. Landlord's knowledge is limited to the knowledge of F. David McRae. Landlord shall indemnify, defend and save Tenant harmless from any and all of the costs, fees, penalties and charges assessed against or imposed upon Tenant (as well as Tenant's attorneys' fees and costs) in the event of a breach of the representation and warranties of this paragraph.

The terms and provisions in this PARAGRAPH 16(E) shall survive the expiration of the Lease Term or the earlier termination of this Lease.

         17. LANDLORD'S RIGHT OF ENTRY. Landlord and those persons authorized by Landlord shall have the right to enter the Premises at all reasonable times and upon reasonable notice for the purposes of making repairs, making connections, installing utilities, providing services to the Premises or for any other tenant, making inspections or showing the Premises to prospective purchasers and/or lenders during the hours of 9:00 am and 5:00 pm. Further, during the last six (6) months of the Lease Term, including any extended Lease Term that has then been exercised by Tenant, Landlord and those persons authorized by it shall have the right, at reasonable times and upon reasonable notice to Tenant, to show the Premises to prospective tenants during the hours of 9:00 am and 5:00 pm. Notwithstanding any term or provision in this Lease, including this PARAGRAPH 17, to the contrary, Landlord shall be entitled to enter the Premises at all times and without any advance notice to Tenant if Landlord reasonably determines or believes that an emergency circumstance or situation exists that requires such entry.

         18. EMINENT DOMAIN. If any substantial portion of the Premises is to be taken under the power of eminent domain (including any conveyance made in lieu thereof) or if any such taking shall materially impair the normal operation of Tenant's business, then either party shall have the right to terminate this Lease by giving written notice of such termination within thirty (30) days after such taking or the notice thereof. If neither party elects to terminate this Lease pursuant to the immediately preceding sentence, Landlord shall repair and restore the Premises to a tenantable condition and the Annual Rental shall be equitably reduced as to the portion of the Premises that is taken. All compensation awarded for any taking (or the proceeds of a private sale in lieu thereof) shall be the property of Landlord, whether such award is for compensation for damages to Landlord's or Tenant's interest in the Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall not have any interest in any separate award made to Tenant for loss of business, moving expenses or the taking of Tenant's trade fixtures or equipment if a separate award for such items is made to Tenant.

         19. EVENTS OF DEFAULT AND LANDLORD'S REMEDIES.

                  (a) Upon the occurrence of any one or more of the following events (each, an "Event of Default"; collectively, "Events of Default"), Landlord shall be entitled to exercise any rights or remedies available in this Lease, at law or in equity. Events of Default shall be:

                           (1) Tenant's failure to pay when due any rental or
other sum of money payable hereunder if not remedied within ten (10) days after written notice thereof is given to Tenant (provided, however, and notwithstanding the foregoing to the contrary, Tenant shall not be entitled to such notice and cure period more than two (2) times during any given Lease
Year).

                           (2) Failure by Tenant to perform any of the other
material terms, covenants or conditions contained in this Lease if such failure is not remedied within thirty (30) days after written notice thereof is given to Tenant or such extended time during which Tenant is diligently pursuing curing such failure; and

                           (3) Tenant, or any guarantor of Tenant's obligations
under this Lease (if any), becomes bankrupt or insolvent, files any debtor proceedings, files pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or files a petition for the appointment of a receiver or trustee for all or substantially all of such party's assets and such petition or appointment is not set aside within sixty (60) days from the date of such petition or appointment or if such party makes an assignment for the benefit of creditors or petitions for or enters into such an arrangement.

                  (b) In addition to its other remedies at law or in equity, Landlord, upon an Event of Default by Tenant, shall have the immediate right to re-enter and remove all persons and property from the Premises and dispose of such property as it deems fit, all without resort to legal process and without being guilty of trespassing or being liable for any damages caused thereby. If Landlord re-enters the Premises, either with or without legal process, it may either terminate this Lease or, from time to time without terminating this Lease, make such alterations and repairs as may be necessary or appropriate to relet the Premises, and relet the Premises upon such terms and conditions as Landlord deems advisable, without any responsibility of Landlord whatsoever to account to Tenant for any surplus rents collected. Tenant also shall be liable for and shall pay to Landlord, in addition to any other sum provided to be paid herein, brokers' fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the costs of removing from the Premises and storing Tenant's or other occupants' property which shall not be treated unreasonably; the reasonable costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies under this Lease, including reasonable attorneys' fees. No retaking of possession of the Premises by Landlord shall be deemed as an election to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant at the time of re-entry; but, notwithstanding any such re-entry or reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default. In the event of an elected termination of this Lease by Landlord, whether before or after re-entry, Landlord may recover from Tenant damages, including the costs of recovering the Premises, and Tenant shall remain liable to Landlord for the total Annual Rental that would have been payable by Tenant hereunder for the remainder of the Lease Term, less the rentals actually received by Landlord from any reletting. If any rent owing under this Lease is collected by or through an attorney, Tenant agrees to pay Landlord's reasonable attorneys' fees to the extent allowed by applicable law.

                  (c) Upon the occurrence of any one or more failures to perform material obligations hereunder by Landlord, Tenant shall be entitled to exercise any rights or remedies available at law or in equity, except as expressly limited by the terms of this Lease. In addition to such rights, Tenant, upon failure by Landlord to perform any of its covenants hereunder to act with respect to the Premises, if such failure is not remedied within the longer of
(i) thirty (30) days or (ii) such other period permitted by the terms hereof (including such extended time during which Landlord is permitted hereby to diligently pursue curing such failure), after written notice thereof is given to Landlord, shall have the immediate right to perform such covenants. Landlord shall be liable for and shall pay to Tenant all reasonable expenses incurred by Tenant in connection herewith.

         20. SUBORDINATION. Subject to Tenant's nondisturbance rights set forth below, this Lease is subject and subordinate to any and all mortgages or deeds of trust now or hereafter placed upon the property of which the Premises are a part, and this clause shall be self-operative, without any further instrument necessary to effect such subordination, provided any such lender may, at its option and without seeking or obtaining Tenant's consent, subordinate the lien of its mortgage or deed of trust to this Lease. At the request from time to time of Landlord or any lender that holds a mortgage or deed of trust on the property of which the Premises are a part, Tenant shall promptly execute and deliver to Landlord any such instrument or instruments as Landlord or such lender may reasonably request evidencing the subordination of this Lease to such mortgage or deed of trust. Provided, however, as a condition to Tenant's obligation to execute and deliver any such instrument(s), the applicable lender must agree that Tenant's rights to quiet enjoyment and possession of the Premises under this Lease shall not be divested by foreclosure or other default proceedings under the applicable mortgage or deed of trust so long as Tenant shall not be in default under this Lease. Tenant shall continue its obligations under this Lease in full force and effect, notwithstanding any foreclosure or default proceedings by any such lender. In the event that a mortgage is placed on the Building or any part thereof, the Landlord will use good faith best efforts to provide Tenant a mutually agreed upon subordination and non-disturbance agreement executed by the mortgagor.

         21. ASSIGNING AND SUBLETTING. Tenant shall not assign, sublet, mortgage, pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion thereof, without the prior written consent of Landlord. Landlord agrees not to withhold its consent (i) for assignment to a parent, affiliate or subsidiary of Tenant or to an entity acquiring all or substantially all of the assets of Tenant (including by way of a merger or reverse merger), or
(ii) for other assignment or subletting provided Landlord has determined in its reasonable discretion that the proposed assignee or subtenant is not materially incompatible with Landlord's rules and regulations applicable to the Center as in effect from time to time. If Tenant makes any such assignment, mortgage, sublease or pledge (whether with or without Landlord's written consent), except as permitted by Landlord and except for a complete assignment to an entity acquiring all or substantially all of the assets of Tenant (including by way of a merger or reverse merger), Tenant named herein and any guarantor of Tenant's obligations under this Lease will nonetheless remain primarily liable for the performance and observation of all of the terms of this Lease required to be observed or performed by Tenant hereunder. One half of any rental or any fee or charge received by Tenant in connection with any such assignment or sublease which is in excess of the Annual Rental payable to Landlord hereunder shall be paid immediately by Tenant to Landlord as additional rental under this Lease. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments or sublettings.

         22. COVENANT OF QUIET ENJOYMENT. Landlord represents that it has full right and authority to lease the Premises and that Tenant shall peacefully and quietly hold and enjoy the Premises for the full Lease Term so long as Tenant does not default in the performance of any of the terms hereof.

         23. ESTOPPEL CERTIFICATES. Within fifteen (15) days after any request by Landlord, but not more than once per calendar year, Tenant shall deliver a written estoppel certificate addressed to Landlord and/or any other party designated by Landlord, certifying any facts that are then true with respect to this Lease, including, without limitation, that this Lease is in full force and effect, that no default known to Tenant exists on the part of Landlord or Tenant hereunder, that Tenant is in possession of the Premises, that Tenant has commenced the payment of rent hereunder, and that there are no defenses or offsets claimed by Tenant with respect to payment of rentals under this Lease.

         24. PROTECTION AGAINST LIENS. Tenant shall do all things necessary to prevent the filing of any mechanic's, materialmen's or other types of liens whatsoever, against all or any part of the Premises, the Building, the Land or the Center by reason of any claims made by, against, through or under Tenant. If any such lien is filed against the Premises, the Building, the Land or the Center (or any portion thereof), Tenant shall either cause the same to be discharged of record within twenty (20) days after filing or, if Tenant, in its discretion and in good faith, determines that such lien should be contested, Tenant shall furnish such security as may be necessary to prevent any foreclosure proceedings against the Premises, the Building, the Land or the Center (or any portion thereof) during the pendency of such contest. If Tenant shall fail to discharge such lien within said time period or fail to furnish such security, then Landlord may, at its election and in addition to any other right or remedy available to it, discharge the lien by paying the amount claimed to be due or by procuring the discharge by giving security or in such other manner as may be allowed by law. If Landlord acts to discharge or secure any such lien as permitted herein, then Tenant shall promptly (pursuant to the terms hereof) reimburse Landlord (as additional rent) for all sums paid and all costs and expenses (including reasonable attorneys' fees) incurred by Landlord relative to such lien, together with interest on the total expenses and costs at the maximum lawful rate.

         25. FORCE MAJEURE. Following the Commencement Date, whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to any condition, matter or circumstance beyond the reasonable control of Landlord (collectively, "Force Majeure Matters"; each, a "Force Majeure Matter"), resulting from the following: strikes; lockouts; acts of God; war or enemy action or invasion; civil commotion; insurrection; riot; mob violence; malicious mischief or sabotage; fire or any other casualty; adverse weather conditions or unusual inclement weather; or condemnation or any law subsequently enacted. Prior to the Commencement Date, in the event a Force Majeure Matter affects Landlord's construction and delivery obligation(s) relative to the Premises under this Lease, the period of time during which Landlord may complete such construction and delivery obligation(s) shall be extended by the same number of days as the number of days of delay caused by such Force Majeure Matter on the critical path of completing such construction and delivery obligation(s).

         26. NONWAIVER. No course of dealing between Landlord and Tenant and no delay or omission of Landlord in exercising any right arising from Tenant's default shall impair such right or be construed to be a waiver of a default.

         27. LANDLORD LIABILITY. All obligations of Landlord hereunder will be construed as covenants, not conditions, and all such obligations will be binding upon Landlord only during the period of its ownership and possession of the Building and not thereafter. The term "Landlord," under this Lease, shall mean only the owner, for the time being, of the Building. If Landlord shall sell, assign or transfer all or any part of its interest in the Premises or in this Lease to a successor in interest which expressly assumes the obligations of Landlord hereunder, then the selling, assigning or transferring Landlord shall thereupon be released and discharged from all covenants and obligations hereunder, and Tenant shall look solely to such successor in interest for the performance of all of Landlord's obligations hereunder. Tenant's obligations under this Lease shall in no manner be affected by Landlord's assignment or transfer hereunder, and Tenant shall thereafter attorn and look solely to such successor in interest as the landlord hereunder. Notwithstanding any other provision hereof, Landlord's directors, officers and employees shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to Landlord's interest in the Land and the Building; however in no extent shall any deficiency judgment or any money judgment of any kind be sought or obtained against Landlord; notwithstanding the foregoing, however, Tenant shall not be prohibited from seeking and obtaining equitable relief such as specific performance where appropriate.

         28. HOLDING OVER; ABANDONMENT. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Lease Term, whether with or without Landlord's acquiescence, Tenant shall be deemed only a tenant at will and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal; in addition, the monthly Minimum Rental required to be paid under this Lease relative to any holdover period shall automatically become one hundred fifty percent (150%) of the monthly Minimum Rental payable immediately prior to the expiration of the Lease Term. Tenant also shall be liable for any and all damages, direct and consequential, suffered by Landlord as a result of any holdover without Landlord's unequivocal written acquiescence. If during the Lease Term Tenant shall vacate or abandon the Premises for greater than twelve (12) consecutive months, Landlord may, at its option, so long as Tenant has not reinhabited same, terminate this Lease by written notice to Tenant in which event neither party shall have any further liabilities or obligations hereunder, except Landlord shall repay to Tenant any prepaid rent or security deposit previously given and all indemnification obligations herein shall survive such termination.

         29. NOTICES. Any notice allowed or required by this Lease shall be deemed to have been sufficiently served if the same shall be in writing and placed in the United States Mail, via certified mail or registered mail, return receipt requested, with proper postage prepaid and addressed or reputable national overnight delivery service:

                  AS TO LANDLORD:            To Landlord's address set forth
                                             in the Basic Lease Information.

                  AS TO TENANT:              to Tenant's address set forth
                                             in the Basic Lease Information.

         The addresses of Landlord and Tenant to which notices shall be directed may be changed or added from time to time by either party giving notice to the other in the prescribed manner.

         30. MISCELLANEOUS.

                  (a) RULES AND REGULATIONS. Attached hereto as EXHIBIT D are the rules and regulations currently in effect with respect to the Building. Landlord shall have the right from time to time to reasonably amend these rules and regulations for Tenant's use of the Premises, the Building and the Land. Tenant shall abide by and actively enforce such rules and regulations, including, without limitation, rules and regulations governing parking of vehicles on designated portions of the Land as to its employees, agents, invitees and licensees. Notwithstanding the foregoing, in the event of any inconsistency between this Lease (exclusive of Exhibit D) and such rules and regulations, as the same may be amended from time to time, the provisions of this Lease shall govern with respect to Tenant.

                  (b) EVIDENCE OF AUTHORITY. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence and good standing of Tenant and the authority of any parties signing this Lease on behalf of Tenant to act for Tenant.

                  (c) NATURE AND EXTENT OF AGREEMENT. This Lease, together with all exhibits hereto and workletters that shall be entered into in connection herewith, contains the complete agreement of the parties concerning the subject matter hereof, and there are no oral or written understandings, representations, or agreements pertaining thereto (including, without limitation, the two letters between the parties dated May 4, 2004, which shall hereafter be of no force and effect) which have not been incorporated herein. This Lease creates only the relationship of landlord and tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein. This Lease shall be construed and governed by the laws of the state in which the Premises are located.

                  (d) SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law, notwithstanding the invalidity of any other term or provision hereof.

                  (e) BINDING EFFECT. This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Lease shall not be binding on Landlord until executed by an officer of Landlord having a title of Vice President or higher and delivered to Tenant. No amendment or modification of this Lease shall be binding upon either party unless same is in writing and executed by an officer of the party having a title of Vice President or higher.

                  (f) CAPTIONS AND HEADINGS. The captions and headings in this Lease are for convenience and reference only, and they shall in no way be held to explain, modify, or construe the meaning of the terms of this Lease.

                  (g) Intentionally deleted.

                  (h) LEASE REVIEW. The submission of this Lease to Tenant for review does not constitute a reservation for or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by Landlord and Tenant.

                  (i) BROKERAGE. Landlord warrants and represents to Tenant that Landlord has not engaged or contracted with any person, firm or entity to serve or act as a Realtor(R), broker, agent or finder, other than Broker (if any) identified in the Basic Lease Information, for the purpose of leasing the Premises or in regard to this Lease. Tenant warrants and represents to Landlord that Tenant has not engaged, contracted with or dealt with any person, firm or entity (other than Broker, if any) to serve or act as a Realtor(R), broker, agent or finder for the purpose of leasing the Premises or in regard to this Lease. Landlord agrees to be solely responsible for the payment of any commission to Broker (if any) relating to this Lease pursuant to a separate agreement between Landlord and Broker (if any). Tenant shall and does hereby indemnify and hold harmless Landlord from and against any claim for any consulting fee, finder's fee, commission, or like compensation, including reasonable attorneys' fees in defense thereof, payable in connection with this Lease and asserted by any party arising out of any act or agreement by Tenant, excluding the commission payable by Landlord to Broker (if any) as described above. Landlord shall and does hereby indemnify and hold harmless Tenant from and against any claim for any consulting fee, finder's fee, commission, or like compensation, including reasonable attorneys' fees in defense thereof, payable in connection with this Lease and asserted by any party arising out of any act or agreement by Landlord (including the commission payable by Landlord to Broker, if any, as described above).

                  (j) MEMORANDUM OF LEASE. Upon the request of either party, the other party shall join in the execution of a memorandum of this Lease (a "Memorandum") in recordable form. Either party may record the Memorandum in the appropriate land record office, at its own expense. However, neither party shall record this Lease (or any portion thereof) without the written consent of the other party.

                  (k) Intentionally Deleted.

                  (l) SURVIVAL OF OBLIGATIONS. Notwithstanding any term or provision in this Lease to the contrary, any liability or obligation of Landlord or Tenant arising during or accruing with respect to the Lease Term shall survive the expiration or earlier termination of this Lease, including, without limitation, obligations and liabilities relating to (i) rental payments, (ii) the condition of the Premises and the removal of Tenant's property, and (ii) indemnity and hold harmless provisions in this Lease.

                  (m) CONFIDENTIALITY. Tenant shall not disclose the terms of this Lease to any third party except (i) legal counsel to Tenant, (ii) any assignee of Tenant's interest in this Lease or any sublessee of Tenant relative to the Premises (or any portion thereof), (iii) as required by applicable law or by subpoena or other similar legal process or by any government or securities regulatory agency, or (iv) for financial reporting purposes.

                  (n) ATTORNEYS' FEES. In the event of a dispute regarding the performance of any of the terms of this Lease and the other party employs attorney(s) in connection therewith, the prevailing party shall be entitled to prevailing party's reasonable attorneys' fees actually incurred (calculated at such attorneys' reasonable and customary hourly rates and without regard to the amount in controversy) and costs of litigation.

                  (o) TIME OF PERFORMANCE. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

                  (p) REAL ESTATE INVESTMENT TRUST. During the Lease Term, should a real estate investment trust become Landlord hereunder, all provisions of this Lease shall remain in full force and effect except as modified by this

PARAGRAPH 30(P). If Landlord in good faith determines that its status as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as heretofore or hereafter amended, will be jeopardized because of any provision of this Lease, Landlord may request reasonable amendments to this Lease and Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such amendments do not (a) increase the monetary obligations of Tenant pursuant to this Lease or (b) in any other manner adversely affect Tenant's interest in the Premises.


         IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed under seal as of the Lease Execution Date pursuant to authority duly given.

                                  LANDLORD:

                                  CRESCENT RESOURCES, LLC


                                  BY: /S/ PATRICK G.EMERY
                                      -----------------------------------------
                                  ITS: PATRICK G. EMERY, REGIONAL VICE PRESIDENT



                                  TENANT:

                                  HOT TOPIC, INC
[CORPORATE SEAL]

/S/ JAMES MCGINTY                 BY:  /S/ ELIZABETH MCLAUGHLIN
-----------------------------          ----------------------------------------
ITS: JAMES MCGINTY, SECRETARY     ITS: ELIZABETH MCLAUGHLIN, CEO
     ------------------------          ----------------------------------------

                                    EXHIBIT A
                                       TO
                                 LEASE AGREEMENT

                                LEGAL DESCRIPTION
                                -----------------



NOTE: THIS IS INTENDED TO BE A LEGAL DESCRIPTION OF THE REAL ESTATE SHOWN ON THE SITE PLAN. THE LEGAL DESCRIPTION SHALL BE PREPARED BY RAGAN-SMITH ASSOCIATES AND ADDED TO THIS LEASE BY AMENDMENT SIGNED BY THE PARTIES.

                                    EXHIBIT B
                                       TO
                                 LEASE AGREEMENT


ATTACH:     1. SITE PLAN
            2. PLAN SHOWING DIMENSIONS OF BUILDING (FLOOR PLAN)
            3. BUILDING ELEVATIONS (INCLUDING EXTERIOR MATERIALS SPECIFICATIONS)
            4. MECHANICAL PLAN
            5. BUILDING SPECIFICATIONS

                                    EXHIBIT C
                                   WORKLETTER

Landlord:         Crescent Resources, LLC
Tenant:           Hot Topic, Inc.

RECITALS

         A. This workletter is attached to and forms a part of the certain lease dated June 1, 2004, (the "Lease"), pursuant to which Landlord has leased to Tenant certain space (the "Premises") in the Building.

         B. The Lease provides for Landlord to build a Building (the "Building") on the Land, make office improvements to the Premises (the "Tenant Improvements"), and Tenant desires to have Landlord make them, prior to occupancy, upon the terms and conditions contained in this workletter.

                  1. Definitions. In this workletter, some defined terms are used. They are (in addition to other defined terms either defined herein or in the Lease):

                  (a) Base Building Plans: Landlord will have T.W. Frierson prepare civil, architectural, electrical, mechanical, plumbing and fire protection construction documents as required to obtain all applicable permits and to construct the building. The Base Building Plans will be consistent with the drawings and specifications included in Exhibit B. On June 21, 2004 the Landlord will submit a complete set of the Base Building Plans to the Tenant for review. The Tenant will have 5 working days to review the plans and submit written comments to the Landlord. The Landlord will make reasonable efforts to incorporate the Tenant's comments into the Base Building Plans, provided such comments do not result in a material increase in the construction cost of the Building, and will issue modified Base Building plans to the Tenant within 5 working days after receiving comments from the Tenant.

                  (b) Tenant Improvement Allowance: $595,000.00 and is to be applied by Landlord to the cost of Tenant Improvements to the office and/or warehouse portion of the Premises as approved by the Tenant.

                  (c) Tenant Plans: Tenant Plans for the Tenant Improvements will be prepared by an Architect and MEP engineers mutually agreed to by the Landlord and Tenant. The Architect and MEP engineers will contract directly with the Landlord. The cost of the Architecture and MEP fees will be approved by the Tenant in writing and shall be paid from the Tenant Improvement Allowance. The Tenant at its sole option may require that Architecture and MEP design be competitively bid. The Tenant will engage a Designer to complete a "Design Package" (consisting of a space plan, finish selections and general requirements) for the Tenant Improvements. The Tenant will submit this design package to the Landlord and Tenant Improvement Architect by July 15, 2004 for use in completing the Tenant Plans. The Architect and MEP engineers will prepare Construction Documents (including architectural, electrical, mechanical, plumbing and fire protection design) based upon the "Design Package". The Landlord will submit the Tenant Plans to the Tenant by August 16, 2004 for review. The Tenant shall have 5 working days to review the Tenant Plans and provide written comments to the Landlord. The Landlord will incorporate the Tenants comments into the Tenant Plans and will issue the documents to the Tenant for written approval.

                  (d) Change Order: any change, modification, or addition to the final Tenant Plans or Base Building Plans.

         2. Project Design and Construction. All work relative to the Base Building will be performed by designers and contractors selected and engaged by Landlord. All work relative to the Tenant Improvements will be performed by designers and contractors mutually selected by the Tenant and Landlord but contracted by the Landlord.

         3.       Cost Responsibilities.

                  (a) Landlord: Landlord shall construct the Building at its sole cost and expense in accordance with Exhibit B of the Lease and the Base Building Plans. Landlord also will pay up to the amount of the Tenant Improvement Allowance for the cost of the Tenant Improvements related to the office portion of the Premises.

                  (b) Tenant: Tenant will pay for:

                           (1) Tenant-initiated Change Orders to the final
                  Tenant Plans or Base Building plans after written approval by the parties.

                           (2) Any additional Tenant Improvement Allowance which
                  will be paid on an amortized basis at 9.5% per annum as a portion of Minimum Rental.

                  (c) In the event the entire Tenant Improvement Allowance is not used, Tenant shall receive a credit for such unused portion against the payment of Annual Rent.

         4. Construction. Landlord shall cause the Building and Tenant Improvements to be constructed substantially in accordance with the Base Building Plans and Tenant Plans. All construction shall be in a good and workmanlike manner, using new materials, consistent with industry standards and in accordance with all applicable building codes and laws. All warranties from the Landlord's contractor and subcontractors shall be assigned to Tenant to the extent the Lease requires Tenant to be responsible for repair or replacement of such items.

         5.       Condition of the Premises.

                  (a) Prior to the Commencement Date, Tenant will conduct a walk-through inspection of the Premises with Landlord and prepare a punch-list of items needing additional work by Landlord. Other than the items specified in the punch-list and latent defects (as defined below), and subject to the representations and warranties set forth herein and in the Lease, by taking possession of the Premises, Tenant will be deemed to have accepted the Premises in their condition on the date of delivery of possession and to have acknowledged that Landlord has installed the Tenant Improvements as required by this workletter and that there are no items needing additional work or repair. The punch-list will not include any damage to the Premises caused by Tenant's move-in or early access, if permitted. Damage caused by Tenant will be repaired or corrected by Landlord at Tenant's expense. Tenant acknowledges that neither Landlord or its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any Tenant Improvements to the Premises except as expressly provided in the Lease and this workletter. Landlord's contractor will complete all reasonable punch-list items within 30 days after the walk-through inspection or as soon as practicable after such walk-through.

                  (b) A "latent defect" is a defect in the condition of the Building or the Premises, caused by Landlord's failure to construct the Building or Tenant Improvements in a good and workman-like manner and in accordance with the working drawings, or in violation of the provisions of the Lease or Applicable Law, which would not ordinarily be observed during a walk-through inspection. If Tenant notifies Landlord of a latent defect within one year following the Commencement Date, then Landlord, at its expense, will repair the latent defect as soon as practicable.

         The terms hereof are approved.
                                               LANDLORD:
                                               CRESCENT RESOURCES, LLC

                                               By: /S/ PATRICK G. EMERY
                                                   -----------------------------

                                               Name: PATRICK G. EMERY
                                                     ---------------------------

                                               Title: REGIONAL VICE PRESIDENT

                                               TENANT:
                                               HOT TOPIC, INC.

                                               By: /S/ ELIZABETH MCLAUGHLIN
                                                   -----------------------------

                                               Name: ELIZABETH MCLAUGHLIN
                                                    ----------------------------
                                               Title: CHIEF EXECUTIVE OFFICER
                                                    ----------------------------

                                    EXHIBIT D
                                       TO
                                 LEASE AGREEMENT

                              RULES AND REGULATIONS
                              ---------------------


1. RESTRICTED USES. Neither the Premises nor any part of the common areas of the Building, the Land or the Center shall be used by Tenant for any one or more of the following uses:

         (a) Agriculture or any related use, including any roadside stand for the display and sale of agricultural products and any use which involves the raising, breeding, or keeping of any animals or poultry;

         (b) Processing or slaughter of livestock, swine, poultry or other animals;

         (c)      Manufacture of leather goods;

         (d)      Manufacture of explosives or explosive agents;

         (e) Manufacture, sale, rental, repair or storage of heavy equipment, buses, trucks, trailers, automobiles, recreational vehicles and mobile or trailer homes;

         (f) Unscreened outdoor storage, outdoor fabrication or outdoor handling of any machinery, parts, material, supplies or products;

         (g)      Residential uses;

         (h) Overnight parking of campers, mobile homes, boats, trailers or motor homes;

         (i) Erecting and maintaining structures of a temporary nature, except that during the period of construction of improvements to the Premises, Tenant's contractors or subcontractors may be permitted to erect or maintain such temporary structures upon Landlord's prior written approval;

         (j) Jails, prisons, labor camps, penal, detention or correction facilities or farms;

         (k)      Cemeteries or mausoleums;

         (l) Mining, including the extraction, processing and removal of sand, gravel, stone, minerals or clay;

         (m) Any land fills, any hazardous waste disposal or storage facilities and any incinerators;

         (n)      Racetracks, raceways and drag strips; and

         (o) Massage parlors, topless night clubs or similar business operations.

2. NUISANCES. Tenant shall not cause any unclean, unhealthy, unsightly or unkempt condition to exist in the Premises or in the common areas of the Building, the Land or the Center. Tenant shall not use the Premises or any portion of the common areas of the Building, the Land or the Center, in whole or in part, for the deposit, storage or burial of any property or thing that will cause the above-mentioned areas to appear to be in an unclean or untidy condition or that will be obnoxious to the eye; nor shall Tenant allow any substance, thing, or material to be kept, utilized or carried out in the Premises or the common areas of the Building, the Land or the Center that will emit foul or obnoxious odors, fumes, smoke or dust or that will cause any vibration or noise or other condition that will or might disturb the peace, quiet, safety, comfort, or serenity of the occupants of the Building or the Center. Provided however, so long as there is no adjacent tenant in the Building, Tenant may have music associated with the nature of Tenant's business so long as local ordinances are complied with. No obnoxious, offensive or illegal trade or activity shall be carried out in the Premises or in the common areas of the Building, the Land or the Center, nor shall anything be done to cause embarrassment, discomfort, annoyance, or nuisance to any person using any portion of the Building, the Land or the Center.

3. RESTRICTED ACTIONS ON COMMON AREAS OF THE BUILDING, THE LAND AND THE CENTER. Tenant shall not cause or allow any cutting of vegetation, dumping, digging, filling, destruction or other waste to be committed on the common areas of the Building, the Land or the Center. Tenant shall not cause any obstruction of, or allow or cause anything to be kept or stored on, altered, constructed or planted in, or removed from the common areas of the Building, the Land or the Center, without Landlord's prior written consent.

4. SIGN DISPLAY. All signage will be coordinated by Landlord throughout the Center for uniformity and attractiveness. The size, shape, design, lighting, materials and location of all signs shall conform to the uniform signage plan for the Center, however, Tenant shall be able to use its logos on signs. Tenant shall not cause any sign, tag, label, picture, advertisement or notice to be displayed, distributed, inscribed, painted or affixed by Tenant on any part of the Building, the Land, the Center or the Premises without the prior written consent of Landlord. Landlord shall have the right, at Tenant's sole cost and expense, to remove all unapproved signs installed by or on behalf of Tenant, without notice to Tenant.

5. DRIVES AND PARKING AREAS. All parking shall be within the boundaries of the Land and within marked parking spaces. There shall be no on-street parking and at no time shall Tenant obstruct drives and loading areas intended for the joint use of all tenants of the Building. The drives and parking areas on the Land are for the joint use of all tenants of the Building unless specifically marked. If there is an adjacent tenant in the Building, truck traffic and parking will be restricted to areas designated by Landlord. Tenant, its employees, agents and invitees shall comply with reasonable parking rules and regulations as they may be posed and distributed from time to time. Tenant is responsible for controlling all of its truck traffic in accordance with the reasonable restrictions and regulations imposed by Landlord.

6. STORAGE AND TRASH DISPOSAL. No materials, supplies or equipment belonging to Tenant shall be stored in any area of the Building, the Land or the Center, except inside the Premises. Trash disposal is confined to the receptacles provided by Tenant in a location approved by Landlord and no trash receptacles may be placed in any other location in the Premises, in the Building, on the Land or in the Center.

7. LOCKS. No additional locks shall be placed on the doors of the Premises by Tenant which would prohibit Landlord's reasonable access to the Premises permitted by the Lease. If Tenant changes any existing locks, Tenant shall immediately furnish Landlord with two keys to such new locks. Landlord will, without charge, furnish Tenant with two keys for each lock existing upon the entrance door when Tenant assumes possession of the Premises, with the understanding that, at the termination of the Lease, the keys shall be returned.

8. IMPROVEMENTS, CONTRACTORS AND SERVICE MAINTENANCE. Except as provided in the Lease, Tenant shall not make any improvements to the exterior of the Building or the Center and Tenant shall not make any structural changes or other material alterations, additions or improvements to the Premises without the prior written consent of Landlord.

9. REGULATIONS FOR OPERATION AND USE. Tenant shall not place, install or operate in the Premises or in any part of the Building, the Land or the Center any engine, stove or machinery, nor shall Tenant conduct any mechanical or cooking operations therein, nor place or use in or about the Premises or any part of the Building, the Land or the Center any explosives, gasoline, kerosene, oil, acids, caustics or any other flammable, explosive or hazardous material, without the prior written consent of Landlord, which shall not unreasonable be withheld; provided it is agreed Tenant shall have and operate forklifts and other mechanical items consistent with is business.

10. WINDOW COVERINGS. Windows facing the Building exterior shall at all times be wholly clear and uncovered (except for such blinds or curtains or other window coverings as Landlord may provide or approve which approval shall not be unreasonably withheld) so that a full unobstructed view of the interior of the Premises may be had from the exterior of the Building.

11. NO VIOLATIONS OF FIRE LAWS OR HEALTH CODE. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein, which will obstruct or interfere with the rights of other tenants in the Building or the Center or in any other way injure or annoy them or conflict with any laws relating to fires, or with any regulations of the Fire Department or with any insurance policy upon the Building or the Center, or any part thereof, or conflict with any of the rules and ordinances of the Board of Health.

12. NO VIOLATIONS OF LAWS. Tenant shall promptly and at its expense execute and comply with all laws, rules, orders, ordinances, including all applicable zoning ordinances, and regulations of the City, County, State or Federal Government, and of any department or bureau of any of them and of any other governmental authority having jurisdiction over the Premises, affecting Tenant's occupancy of the Premises or Tenant's business conducted therein.

13. NO USE OF ROOF. Neither Tenant, nor Tenant's servants, employees or agents shall go upon the roof of the Building without the written consent of Landlord.

14. NO CANVASSING. Canvassing, soliciting and peddling in and about the Building, the Land and the Center is prohibited.

15.      INTENTIONALLY DELETED.

16. USE OF WASHROOMS. Tenant shall not use the washrooms, restrooms, and plumbing fixtures of the Premises or the Building, and appurtenances thereto, for any purposes other than the purposes for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags, or other improper substances therein. If Tenant or Tenant's servants, employees, agents, contractors, jobbers, licensees, invitees, guests or visitors cause any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired, at Tenant's expense, and Landlord shall not be responsible therefor.

17. NO UNPLEASANT ODORS. Tenant shall not cause or permit any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other tenants in the Building or the Center, or persons conducting business with them.

18. DISPOSAL OF CRATES. When conditions are such that Tenant must dispose of crates, boxes, etc. on the sidewalk or parking areas on the Land, it will be the responsibility of Tenant to dispose of same only between the hours of 5:45 p.m. until 7:15 a.m.

19. NO FOOD DISTRIBUTION. No prepared food and/or beverages shall be distributed from the Premises, but, notwithstanding the provisions of PARAGRAPH 9 hereof or this PARAGRAPH 19, Tenant may operate a cafeteria and offer items for the consumption of Tenant's employees and invitees provided Tenant complies with all applicable local health department rules and regulations.

20. LOCATION OF IMPROVEMENTS. Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets in the Premises so as to prevent operating personnel from servicing such units as routine or emergency access may require. Tenant shall be responsible for any cost associated with moving such furnishings for Landlord's access to such mechanical or electrical access panels or air conditioning outlets.

21. MODIFICATIONS. Landlord shall have the right from time to time to make any and all such reasonable modifications and additions to these Rules and Regulations as may be necessary for the safety, care, quiet enjoyment and cleanliness of the Building, the Land and the Center. Tenant agrees to abide by these Rules and Regulations and any reasonable modifications and additions as are hereafter adopted by Landlord, including, but not limited to, modifications made by Landlord as a result of any changes in the city zoning ordinance.

                                    EXHIBIT E
                                       TO
                                 LEASE AGREEMENT
                                  RENT SCHEDULE

                             PROJECT:        CENTRE POINTE DISTRIBUTION PARK
                             TENANT:         HOT TOPIC, INC.
                             DATE:           06/01/04

                             RENTABLE SF:    300,000



   PERIOD            SF          NET RATE        MONTHLY RENT       ANNUAL RENT
   ------            --          --------        ------------       -----------
   May-05          300,000         $ 3.85        $  96,250.00      $1,155,000.00
   May-06          300,000         $ 3.93        $  98,175.00      $1,178,100.00
   May-07          300,000         $ 4.01        $ 100,138.50      $1,201,662.00
   May-08          300,000         $ 4.09        $ 102,141.27      $1,225,695.24
   May-09          300,000         $ 4.17        $ 104,184.10      $1,250,209.14
   May-10          300,000         $ 4.25        $ 106,267.78      $1,275,213.33
   May-11          300,000         $ 4.34        $ 108,393.13      $1,300,717.59
   May-12          300,000         $ 4.43        $ 110,750.00      $1,329,000.00
   May-13          300,000         $ 4.52        $ 112,965.00      $1,355,580.00
   May-14          300,000         $ 4.61        $ 115,224.30      $1,382,691.60

                                    EXHIBIT F
                                       TO
                                 LEASE AGREEMENT

                                  RENEWAL TERMS
                                  -------------


Provided Tenant is not in default at the time, Tenant will have the right to renew the lease for two (2) successive five (5) year terms upon one hundred eighty (180) days prior written notice ("Renewal Notice") before the expiration date of each term. The rental rate for the Renewal Terms shall be determined by the procedure set forth on Exhibit F-1.

                                   EXHIBIT F-1
                                   -----------

                        ARBITRATION OF RENEWAL TERM RENT

If the parties are unable to agree on the rent for a Renewal Term within thirty
(30) days after Tenant gives its Renewal Notice for such Extension Term, then upon written request from either party, each party, at its cost, shall appoint a person with at least ten (10) years' active commercial real estate appraisal or brokerage experience in the county in which the Land is located to act as an appraiser hereunder, to determine the fair market rent for the Premises for the Renewal Term. If a party does not appoint a person to act as an appraiser within fifteen (15) days, the sole appointed appraiser shall determine fair market rent.

The two (2) appraisers shall meet promptly and attempt to determine the fair market rent. If they are unable to agree within fifteen (15) days after the appointment of the second appraiser, they shall attempt to select a third person meeting the qualifications stated in the immediately preceding paragraph within five (5) days after the last day the two (2) appraisers are given to determine the fair market rent. If they are unable to agree on the third person to act as appraiser within five (5) days, the third person shall be appointed by the American Arbitration Association, upon the application of Landlord or Tenant to the office of the Association nearest the Building, which appraiser shall meet the qualifications stated above. Each of the parties shall bear 50% of the cost of appointing the third person and of paying the third person's fees. A decision in which two (2) of the three (3) appraisers concur shall be binding and conclusive upon the parties. In the event two (2) appraisers are unable to agree upon the fair market rent, the three (3) appraisals shall be averaged and the average shall be the fair market rent.

If the rent for the Renewal Term has not been agreed to or established prior to the commencement of the Term, then Tenant shall pay to Landlord an annual rent ("Temporary Rent") which Temporary Rent shall be equal to 100% of the rent payable by Tenant for the last year of the Term and once rent for the Renewal Term is determined, Tenant shall pay or Landlord shall credit any amounts underpaid or overpaid, as applicable.

In determining the fair market rent during the Renewal Term, the appraiser or appraisers shall be required to take into account all relevant factors.

                                    EXHIBIT G

                               OPTION TO PURCHASE


         Tenant shall have the right to purchase the Premises and Land by giving Landlord notice of such election any time prior to the later of (i) May 31, 2005, and (ii) ninety days following the Commencement Date. The Tenant shall have 90 days thereafter to close subject to the parties reasonable cooperation, diligence and good faith. The purchase price shall be $14,260,000 and there shall be no credit against the purchase price for rent paid prior to closing except rent for the month in which the closing occurs shall be prorated through the date of closing, and other terms of the sale (including reasonable representations and warranties) and required performance and deliverables of the parties shall be determined through reasonable, good faith negotiation of the parties, consistent with sales transactions of a similar nature. Real estate taxes shall be prorated through the Lease Commencement Date. Landlord shall provide at Landlord's cost an owner's title insurance policy in the amount of the purchase price and issued by Old Republic National Title Insurance Company, and shall provide other information and documents as required by the title insurer. Landlord shall provide a Special Warranty Deed to convey the Premises. Tenant shall be responsible for paying the cost to record the Deed including the State of Tennessee Transfer Tax.

                                    EXHIBIT H
                                    ---------

                                    EXPANSION

         Tenant shall have the right ("Expansion Right") to have an additional 200,000 square feet of adjacent building ("Expansion Premises") as shown on Exhibit B as "200,000 SF Future Expansion". Tenant may only exercise the Expansion Right by giving Notice ("Expansion Notice") prior to the last day of the fourth year of the Lease Term of the Original Premises. The Lease Term for Expansion Premises shall be for the remainder of the Lease Term for the Original Premises; provided however in the event the Expansion Notice is given after the end of the third year of the Lease Term of the Original Premises, the Lease Term for the Expansion Premises shall be ten years and the Lease Term for the original Premises shall be extended so that both Terms shall terminate at the same time. After the Expansion Notice is given, the parties shall have ninety
(90) days ("Negotiation Period") to agree upon the construction plans for the Expansion Premises to be based upon construction costs in effect at that time and the fair market rent and reasonable tenant improvement allowance for comparable tenants, comparable space, and comparable terms and conditions. During the Negotiation Period, the parties shall enter into a written agreement ("Lease Amendment") modifying and supplementing this Lease so as to incorporate the Expansion Premises as a part of the Premises subject to all of the terms and conditions of this Lease. Regarding all of the foregoing provisions, the parties shall cooperate and proceed in reasonable good faith to consummation; and pursue activities diligently in efforts to provide occupancy to Tenant of the Expansion Premises within twelve (12) months following Tenant's exercise of its rights hereunder.
         After the end of the fifth year of the initial Terms in the event Tenant has not previously properly exercised the Expansion Right or Right of First Offer as set forth on Exhibit H-1 and the appropriate Lease Amendment has not been executed by both parties, Landlord may construct an additional building on all or a portion of the Expansion Premises and lease the same to one or more tenants. Landlord may to the extent reasonably necessary move to another part of the Land any parking area which interferes with such construction so long as the same number of parking spaces is maintained.

                                  EXHIBIT H -1
                                  ------------

                              RIGHT OF FIRST OFFER


         Provided this Lease is then in full force and effect, provided Tenant has not exercised the Expansion Right and there is no uncured event of default hereunder as described herein at the time such right is exercised by Tenant, then commencing upon the first day of the fourth year of the Lease Term and ending on the last day of the fifth year of the Lease Term, Tenant shall have a one time right of first offer to lease the Expansion Premises for a term beginning on the Effective Date, hereinafter defined, and ending contemporaneously with the expiration of the Term, unless sooner terminated as provided in the Lease. The right of first offer granted herein shall be exercisable at the following time and upon the following conditions:

         (A) Landlord will notify Tenant of Landlord's intent to enter into negotiations with a bona fide third party tenant desiring to lease the Expansion Premises. Tenant shall then have a period of twenty-one (21) days after receipt of Landlord's notice in which to notify Landlord in writing regarding whether Tenant elects to exercise its right granted hereby to lease all (but not less than all) of the Expansion Premises. If Tenant elects not to lease such Expansion Premises or fails to give any notice to Landlord within the required twenty-one (21) day period, then Landlord shall have the right to lease all or any portion of such Expansion Premises to a prospective tenant or tenants upon terms and conditions no more favorable than those offered to Tenant. If Tenant fails to exercise its right to lease any Expansion Premises, then Tenant shall have no further right of first offer hereunder with respect to such Expansion Premises, provided the space is leased to a bona fide third party tenant within ninety (90) days thereafter.

         (B) Upon the exercise by Tenant of its right of first offer as provided in this Exhibit H-1, Landlord and Tenant shall, within ninety (90) days after Tenant delivers to Landlord notice of its election to lease the Expansion Premises, enter into a written agreement modifying and supplementing this Lease so as to incorporate the Expansion Premises as a part of the Premises, subject to all of the terms and conditions of this Lease. The cost to construct the Expansion Premises and Rent for the same shall be based upon the construction costs then in effect and the fair market rent then in effect to be agreed upon by both parties and negotiated by them reasonably and in good faith. The Lease Term for the Expansion shall be ten (10) years and the initial Lease Term for the Premises shall be extended so as to terminate upon the same date; provided in the event Landlord's notice was given prior to the end of the third year of the Original Term, the Lease Term for the Expansion Premises shall terminate as of the end of the Term for the Original Premises.

         (C) Fair market base rental shall mean the fair market value base rental per rentable square foot per year in effect on the Effective Date for comparable space, comparable terms and conditions and comparable tenants.